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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 28, 2007


                               BCSB BANKCORP, INC.
                               -------------------
               (Exact Name Of Registrant As Specified In Charter)


      UNITED STATES                   0-24589              52-2108333
----------------------------       --------------       ------------------
(State Or Other Jurisdiction        (Commission         (IRS Employer
Of Incorporation)                   File Number)        Identification No.)


 4111 E. JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND        21236
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (410) 256-5000
                                                           --------------


                                 NOT APPLICABLE
         ------------------------------------------------------------
         (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
             -------------------------------------------------------------------
             AUDIT REPORT OR COMPLETED INTERIM REVIEW.
             ----------------------------------------

         On August 28, 2007, management and the Audit Committee of the Board of Directors of the Company determined that the Company's consolidated statements of cash flows for the nine months ended June 30, 2007 must be revised to correct the misclassification of $45.2 million of cash flows from the sale of certain mortgage loans originally held for investment, which had been inappropriately classified as operating activities. In accordance with SFAS 102, "STATEMENT OF CASH FLOWS-EXEMPTION OF CERTAIN ENTERPRISES AND CLASSIFICATION OF CASH FLOWS FROM CERTAIN SECURITIES ACQUIRED FOR RESALE," cash flows from the sale of mortgage loans originally held for investment should have been classified as investing activities rather than as operating activities.

         The correction of the error described above affects the classification of these activities and the subtotals of cash flows from operating and investing activities presented in the Consolidated Statements of Cash Flows, but they do not have any impact on the total cash and cash equivalents presented therein.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BCSB BANKCORP, INC.



Date:  August 28, 2007                 By: /s/ Joseph J. Bouffard
                                           -------------------------------------
                                           Joseph J. Bouffard
                                           President and Chief Executive Officer